 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 9, 2018

Date of Report

(date of earliest event reported)

GEX MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Texas	000-55867	56-2428818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12001 N. Central Expy., Suite 825

Dallas, Texas 75243

(Address of principal executive offices (zip code)

(877) 210-4396

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2018, the Board of Directors of GEX Management, Inc., a Texas corporation (the “Company”), appointed Chelsea Christopherson as the Company’s President. Ms. Christopherson will continue to serve as the Company’s Chief Operating Officer and on the Company’s Board. Ms. Christopherson abstained from the vote that appointed her to the position of President. Chelsea Christopherson, age 29, received her Business Management degree from Dallas Baptist University. Ms. Christopherson has several years of experience executing operational processes for small cap, growing businesses across a variety of industries. Ms. Christopherson joined Group Excellence in 2010 where she began her career as Human Resources Director in 2012, and became Vice President of Group Excellence in 2013. While serving as Vice President of Group Excellence, Ms. Christopherson managed a staff of 600 employees, helped build and implement processes to manage a geographically diverse workforce in the midst of unpredictable staffing patterns. Ms. Christopherson has served as Chief Operating Officer for GEX Management, Inc. from 2014 to present where she oversees all operations of the Company and its clients and has served as a Director of the Company since March 2016. Ms. Christopherson has no family relationships with any directors, executive officers, or person nominated or chosen by the Company to become a director or executive officer.

Since the beginning of the Company’s last fiscal year, there was no transaction, and no planned transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Christopherson had or will have a direct or indirect material interest.

The Company has not entered into any material plan, contract or arrangement (whether or not written) to which Ms. Christopherson is a party or in which she participates as a result of, or in connection with, her appointment as the Company’s President.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On March 9, 2018, the Board of Directors of the Company unanimously resolved to amend Article IV of its Bylaws in accordance with Article IX of the Company’s Bylaws, and Article XI of the Company’s Amended and Restated Articles of Incorporation. The Amended Bylaws separate the positions of Chief Executive Officer and President of the Company and define their respective roles within the Company. These amendments allowed the Board of Directors to take the action referenced in Item 5.02 of this Form 8-K and are reflected in Section 1, Section 2 and Section 3 of Article IV of the Company’s Amended Bylaws.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

ITEM 7.01.      Regulation FD Disclosure.

On March 13, 2018, the Company issued a press release, attached as Exhibit 99.1, announcing the appointment of Chelsea Christopherson as the Company’s President. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01       Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended Bylaws of GEX Management, Inc., dated March 9, 2018

99.1	Press Release dated March 13, 2018 announcing the appointment of Chelsea Christopherson to the position of President at GEX Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GEX MANAGEMENT, INC.

By:   /s/  Carl Dorvil

Carl Dorvil

Chief Executive Officer

Dated:  March 14, 2018